================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               PICK-UPS PLUS, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

            Delaware                                31-12440524
           --------                                  ---------
(State  or  other  jurisdiction  of     (I.R.S.  Employer  Identification  No.)
  incorporation  or  organization)

                               4360 Ferguson Drive
                                    Suite 120
                             Cincinnati, Ohio  54245
                       -----------------------------------
                (Address of Principal Executive Office) (Zip Code)

                         Commission File No.:  000-28255

                 Consulting Agreement and Employee Compensation
                                -----------------
                            (Full title of the plan)

                               4360 Ferguson Drive
                                    Suite 120
                             Cincinnati, Ohio  54245
                        ---------------------------------
                     (Name and address of agent for service)

                                 (513) 943-1040
                          ----------------------------
          (Telephone number, including area code, of agent for service)
                                  -------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                       Proposed       Proposed
Title of               Amount         Maximum             Maximum            Amount of
Securities to          to be          Offering Price     Aggregate          Registration
Be Registered          Registered     Per Share (1)     Offering Price (1)      Fee
----------------       ----------     ----------------- -----------------    ---------
Common Stock,          4,000,000          $0.02             $80,000           $7.36
par value $.0001
per share
-----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the closing price of the Common Stock, as reported by the OTC Bulletin Board, on April 4, 2003
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part I is not filed with the Securities and Exchange Commission.


ITEM 2.     INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Registrant  will  provide  without  charge  to  each  person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to 4360 Ferguson Drive, Suite 120, Cincinnati, Ohio 54245.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.     INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE.
        -----------------------------------------------

     The following documents previously filed with the Commission pursuant to the 1934 Act are hereby incorporated in this prospectus by reference:

     1. Pick-Ups Plus, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001;

     2. Pick-Ups Plus, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002; and

     3. All reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since May 11, 1999.

     All documents filed by Pick-Ups Plus, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. Any information incorporated by reference shall be modified or superseded by any information contained in this prospectus or in any other document filed later with the Commission, which modifies or supersedes such information. Any information that is modified or superseded shall become a part of this prospectus as the information has been so modified or superseded.

     We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents). Please direct such requests to Robert White at 4360 Ferguson Drive, Suite 120, Cincinnati, Ohio 54245 (513) 943-1040.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.


ITEM  4.  DESCRIPTION  OF  SECURITIES
        -------------------------
     The authorized capital stock of Registrant consists of one hundred million shares (100,000,000), par value $.001 per share, all of which are designated Common Stock par value $.001 per share. As of April 16, 2003, there were 80,743,997 shares of Common Stock issued and outstanding.

     The holders of shares of Common Stock of the Registrant are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share held. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

     Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of Registrant.

     The Registrant has five million (5,000,000) shares of Preferred Stock authorized at $.001 par value of which none are outstanding.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL
        --------------------------------------

     None


ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
        -----------------------------------------

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. Section 145 of the DGCL provides further that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The certificate of incorporation of the Company provides for indemnification of its officers and directors to the full extent permitted by the DGCL.

     The certificate of incorporation also provides that directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.


ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.
        -----------------------------------

         Not  applicable


ITEM  8.  EXHIBITS.
        --------
3.1     Articles  of  Incorporation  of  the  Company,  as  amended  (1)

3.2     By-laws of the Company, as amended (1)

5.1     Opinion  of  Michael  S.  Krome,  Esq.  (2)

10.1 Amendment, dated as of May 23, 2002, to the Consulting Agreement between Pick-Ups Plus, Inc., and Professional Management and Consulting Services Group, Inc., dated March 14, 2002 (3)

10.2 Amendment, dated March 25, 2003, to the Consulting Agreement between Pick-Ups Plus, Inc., and Professional Management and Consulting Services Group, Inc., dated March 14, 2002 (2)

23.1    Consent  of  Lazar  Levine  &  Felix,  LLP,  Independent  Auditor  (2)

24.1    Consent  of  Michael  S.  Krome,  Esq.  (included  in Exhibit 5.1)

(1) Incorporated by reference from the Company's Amended Report on Form 10-SB, filed with the Commission on May 11, 1999, and as amended thereafter, and incorporated herein by reference.
(2)     Filed  Herewith
(3)     Filed as Exhibit to S-8 Filed on May 24, 2002

ITEM  9.  UNDERTAKINGS.

         The  undersigned  the  Company  hereby  undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities

Act  of  1933  (the  "Securities  Act");
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned the Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Mason, State of Ohio on April 7, 2003.

                                   Pick-Ups  Plus,  Inc.

                                   By:   /s/  Sean  Fitzgerald
                                   ------------------------------
                                   Sean  Fitzgerald,  President  and  CEO


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean Fitzgerald, his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature                             Title                        Date
----------                            -----                        ----
(1)  Principal  Executive

/s/  Sean Fitzgerald              President and CEO              April 7, 2003
-------------------
     Sean  Fitzgerald


/s/  Robert  White               Chief  Financial Officer        April 7, 2003
-------------------
     Robert  White



(2)  Directors

/s/  John  Fitzgerald             Director                      April  7,  2003
-------------------
     John  Fitzgerald

/s/  Robert  White                Director                      April  7,  2003
-------------------
     Robert  White

/s/  William  Angell               Director                    April  7,  2003
-------------------
     William  Angell

EXHIBIT  INDEX

Exhibit  No.          Description

3.3      Articles  of Incorporation of the Company, as amended (1)

3.4      By-laws of the Company, as amended (1)

5.1      Opinion  of  Michael  S.  Krome,  Esq.  (2)

10.1 Amendment, dated as of May 23, 2002, to the Consulting Agreement between Pick-Ups Plus, Inc., and Professional Management and Consulting Services Group, Inc., dated March 14, 2002 (3)

10.2 Amendment, dated March 25, 2003, to the Consulting Agreement between Pick-Ups Plus, Inc., and Professional Management and Consulting Services Group, Inc., dated March 14, 2002 (2)

23.1     Consent of Lazar Levine & Felix, LLP, Independent Auditor (2)

24.1     Consent  of  Michael S. Krome, Esq. (included in Exhibit 5.1)

(1) Incorporated by reference from the Company's Amended Report on Form 10-SB, filed with the Commission on May 11, 1999, and as amended thereafter, and incorporated herein by reference.
(2)     Filed  Herewith
(3)     Filed  as  Exhibit  to  S-8  dated  May  24,  2002.